Exhibit 10.5

AMENDMENT TO
SEAFIELD CAPITAL CORPORATION
1989 STOCK OPTION AND INCENTIVE PLAN

Effective January 20, 1995

RESOLVED, that Section 8 of the Company's 1989 Stock Option and Incentive Plan be, and it hereby is, amended by adding thereto the following new section 8.5:

8.5 Subject to the second sentence of this Section 8.5, the Committee may change the date as of which any outstanding Restricted Stock Award vests (i.e., the date upon which all restrictions on the issuance of Shares pursuant to said Award lapse). Notwithstanding the foregoing sentence, the Committee may not (a) change the vesting date of an outstanding Restricted Stock Award to a date later than the date set forth in the written instrument evidencing such Award without the consent of the holder of such Award, (b) change the final vesting date of an outstanding Restricted Stock Award to a date earlier than the first anniversary of the date of grant, and (c) make any change respecting the vesting of Restricted Stock Awards which has the effect of changing or causing the lapse of any restrictions other than those relating only to the passage of time.